EXHIBIT 11
                           USTN HOLDINGS, INC.

                   COMPUTATION OF EARNINGS PER SHARE

                                                         Three Months Ended
                                                              March 31,
                                                          1997         1996
                                                        ---------    ---------

Primary:

Average common shares
  outstanding                                           5,277,226    4,215,300
                                                        =========    =========

Net income (loss)                                      $1,360,216   $ (447,517)
                                                        =========    =========

Per share amount                                       $     0.26   $    (0.11)
                                                        =========    =========

Fully diluted:

Primary average common shares
  outstanding                                           5,277,226    4,215,300
Assumed conversion of USTN Debentures                     914,901        -
Assumed conversion of USTN
  Series A Preferred Stock                                224,315        -
                                                        ---------    ---------

Totals                                                  6,416,442    4,215,300
                                                        =========    =========

Net income (loss)                                      $1,360,216   $ (447,517)
Add USTN Debenture
  interest, net of federal
  income tax effect                                       130,875        -
                                                        ---------    ---------

Totals                                                 $1,491,091   $ (447,517)
                                                        =========    =========

Per share amount                                       $     0.23   $    (0.11)
                                                        =========    =========









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